UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Agreement.

On August 21, 2006, The Mills Corporation (“TMC”) signed a non-binding letter of intent with Colony Capital Acquisitions, LLC (“Colony”) and Kan Am USA Management XXII Limited Partnership (“Kan Am”) under which Colony would arrange for construction financing for the Meadowlands Xanadu development project (the “Project”) and make a significant equity infusion into the joint venture for the Project that currently includes The Mills Limited Partnership (“TMLP”) and Kan Am.

While the recapitalized partnership will continue to have the same obligations to the New Jersey Sports and Exposition Authority, TMC and TMLP will not have any financial obligations post closing. Kan Am has been TMLP’s partner on the Project since its inception in 1997. The transaction is expected to close on or prior to September 21, 2006.

As consideration for the transaction, TMC would issue or cause to be issued at closing, at its election, either 4,500,000 shares of TMC common stock or 4,500,000 units of TMLP, redeemable for the same number of shares of TMC common stock. TMC would also provide resale registration rights with respect to such shares of common stock. The shares or units would be allocated between Colony and Kan Am as they determine (but Kan Am would not receive more than 1% of the outstanding shares of TMC common stock).

In addition, upon consummation of the transaction, TMLP would become a limited partner in the Project with a total partner capital account of approximately $485 million, which includes incremental project funding of $90 million from July 31, 2006, to be funded under TMLP’s existing term loan. Colony is anticipated to provide up to $500 million of equity financing and arrange for construction loan financing that will fund the remaining balance of the expected $2 billion of total project costs. In addition to Colony’s and TMLP’s investments, Kan Am’s current partner capital account is $342 million. Furthermore, Mack-Cali Realty Corporation has previously invested $32.5 million in the Project through a separate partnership. The arrangement contemplates that Colony and Kan Am would be entitled to certain specified preferred returns on their capital that will result in substantial accruals senior to TMLP’s capital investment. As a result, it is unlikely that TMLP will be able to recoup any of its invested capital unless and until the Project has been completed and stabilized and one or more significant capital events has occurred.

Certain obligations under the letter of intent are legally binding, including that TMC, Colony and Kan Am are obligated to negotiate in good faith the terms of the transactions in a manner consistent with the terms set forth in the letter of intent and use commercially reasonable efforts to consummate the transactions by September 21, 2006, and that, until then, Colony will have the exclusive right to negotiate and endeavor to close the transaction with TMC and Kan Am (without prejudice to TMC continuing its exploration of strategic alternatives with respect to all or substantially all of TMC and its subsidiaries). TMC will also be required in certain circumstances to reimburse Colony for legal and due diligence costs up to a cap of $4 million. In addition, in certain circumstances where Colony stands ready to proceed under the letter of intent but the transaction does not proceed, TMC will be required to pay Colony a termination fee of up to $25 million.

Colony’s obligations under the transaction are subject to, among other things, its completion of due diligence and its obtaining of construction financing for the Project on terms satisfactory to the partners. The transactions contemplated by the letter of intent are subject to the approval of lenders under TMLP’s term loan with Goldman Sachs Mortgage Company as administrative agent. Under certain conditions after closing, Colony will have the right to appoint a director to TMC’s Board of Directors.

TMC and TMLP have not yet completed their review of the impact of this transaction on their financial statements. However, TMC and TMLP will record a charge relating to the issuance of the 4,500,000 units or shares during the quarter in which the closing occurs in an amount equal to the value of such units or shares. In addition, TMC and TMLP currently expect to record an impairment charge during the quarter in which the closing occurs on TMLP’s $485 million partner capital account. The amount of the expected impairment charge will be determined after TMC and TMLP have completed their analysis of the transaction. Other financial statement impacts include the possible de-consolidation of TMLP’s investment in the Project.

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There can be no assurance that the conditions to the transactions contemplated by the letter of intent will be satisfied or that those transactions will be completed or, if completed, that TMLP will recover its invested capital.

TMC and TMLP have a long-standing relationship with KanAm, a German syndicator of closed and open-end real estate funds, and its affiliates, including Kan Am USA Management XXII Limited Partnership, which has been TMLP’s partner on the Meadowlands Xanadu development project since its inception in 1997. Since 1994, KanAm has invested approximately $1 billion in equity in various projects with TMLP. Kan Am currently has three representatives on TMC’s Board of Directors: James Braithwaite, Dietrich von Boetticher and Franz von Perfall.

Statements in this Form 8-K that are not historical - including, among other things, as to the completion of the transaction with Colony and KanAm relating to the TMLP’s Meadowlands development project subject to the parties’ letter of intent, on the expected terms or in the expected time frames or at all, the consent of TMLP’s lenders to the transaction, the financial implications of the transaction and the ability of TMLP to recover its invested capital - may be deemed forward-looking statements within the meaning of the federal securities laws. Although TMC and TMLP believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, TMC and TMLP can give no assurance that its expectations will be attained and it is possible that actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including TMLP’s ability to obtain the necessary consents from TMLP’s lenders and TMC’s, TMLP’s and the other parties’ ability to satisfy the other conditions to closing the transaction subject to the letter of intent. TMC and TMLP undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to TMC’s and TMLP’s various joint filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K, for a discussion of such risks and uncertainties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

Date: August 22, 2006

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